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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 31, 2003

                                -----------------

                           Mobility Electronics, Inc.

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      0-30907                 86-0843914
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

                     17800 North Perimeter Drive, Suite 200
                              Scottsdale, AZ 85225
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (480) 596-0061



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 15, 2003, Jeffrey S. Doss resigned his positions as a director and executive vice president of Mobility Electronics, Inc. ("Mobility"), effective as of January 31, 2003. During 1999 and 2001, Mr. Doss issued two personal promissory notes payable to Mobility, which evidenced personal borrowings from Mobility to finance purchases of Mobility stock. The first note was in the original principal amount of $300,000, accrued interest at a rate of 6% per annum and was due and payable on November 30, 2002 (the "First Note"). The second note was in the original principal amount of $199,311, accrued interest at a rate of 6.33% and was due and payable on March 2, 2004 (this note together with the First Note, the "Promissory Notes"). The collateral for the Promissory Notes was the Mobility stock purchased by Mr. Doss. On December 31, 2002, the Company delivered to Mr. Doss a demand notice to immediately pay the outstanding principal balance of and accrued but unpaid interest on the First Note. Mr. Doss was unable to pay the First Note as demanded. Because he could not pay and Section 402 of the Sarbanes-Oxley Act of 2002 prohibits the extension of credit to directors and executive officers after July 30, 2002, Mr. Doss resigned all positions with Mobility. Additionally, on January 31, 2003, Mobility extended the exercise periods of four options granted to Mr. Doss until January 31, 2006 and converted the options to non-qualified options. The options extended are as follows: 1) an option granted in August 1996 for a total of 29,370 shares of common stock of Mobility at an exercise price of $3.52 per share, 2) an option granted in December 1999 for a total of 75,000 shares at an exercise price of $4.00 per share, 3) an option granted in March 2002 for a total of 3,334 shares of common stock of Mobility at an exercise price of $1.27 per share and 4) an option granted in March 2002 for a total of 18,206 shares of common stock of Mobility at an exercise price of $1.27 per share. In exchange for the extension of the exercise periods of these options, Hotwire (as discussed below) on behalf of itself and its subsidiaries, affiliates, officers, employees, agents and successors, including Mr. Doss, agreed to a non-solicitation, non-compete and non-disparagement agreement with Mobility for the term of the agreement and for a period of two years after the termination of the agreement.

          On February 1, 2003, Mobility and Mr. Doss entered into an Amended and Restated Promissory Note, which consolidated all principal and accrued but unpaid interest on the Promissory Notes into a principal balance of $580,612.22, extended the payment terms and lowered the interest rate, and also consolidated and amended and restated the related pledge and security agreements. The Amended and Restated Promissory Note is due and payable on December 31, 2005 and accrues interest at a rate of 2.00% per annum on $499,311 with the remaining $81,301.22 not accruing interest. The collateral under the Amended and Restated Pledge and Security agreement is 50,000 shares of Mobility Series C preferred stock, plus 118,966 shares of Mobility common stock. Additionally, effective February 1, 2003, Mobility entered into an independent contractor agreement with Hotwire Development, LLC, an Arizona limited liability company controlled by Mr. Doss ("Hotwire") for the initial term of which is one year. For the term of the agreement with Hotwire, Hotwire will undertake certain engineering, development, marketing and product development projects for Mobility as requested from time to time during such term through the use of certain qualified employees, including Mr. Doss. In this capacity,


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Hotwire is solely an independent contractor. Mr. Doss is not an officer, director or employee of Mobility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Amended and Restated Promissory Note dated February 1, 2003*

99.2     Amended and Restated Pledge and Security Agreement dated February 1,
         2003*

*Filed herewith



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MOBILITY ELECTRONICS, INC.


Date: February 7, 2003                  By:  /s/ JOAN W. BRUBACHER
                                           -------------------------------------
                                           Joan W. Brubacher,
                                           Chief Financial Officer and
                                           Executive Vice President



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                                 EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
99.1         Amended and Restated Promissory Note dated February 1, 2003*

99.2         Amended and Restated Pledge and Security Agreement dated February 1,
             2003*